EXHIBIT 5



                             TRACY & HOLLAND, L.L.P.
      (A REGISTERED LIMITED LIABILITY PARTNERSHIP THAT INCLUDES PROFESSIONAL
                                 CORPORATIONS)
                               ATTORNEYS AT LAW
                      306 WEST SEVENTH STREET, SUITE 500
                         FORT WORTH, TEXAS 76102-4982

J. DAVID TRACY, P.C.
J. WALKER HOLLAND, P.C.                                      FAX (817) 332-3140
MARGARET E. HOLLAND, P.C.                              TELEPHONE (817) 335-1050
GEORGE T. JOHNS, P.C.                                      METRO (817) 429-9463
LEWIS D. SCHWARTZ, P.C.                              EMAIL lds@tracyholland.com




                              September 28, 1998



United Heritage Corporation
2 North Caddo Street
Cleburne, Texas

	Re:	Registration Statement on Form S-8, United Heritage
		Corporation 1998 Stock Option Plan

Gentlemen:

	Pursuant to your request, we have examined a copy of the United Heritage Corporation 1998 Stock Option Plan (the "Plan"), which was approved by the Board of Directors of United Heritage Corporation
(the "Company") on July 1, 1998.  We have also examined the
Articles of Incorporation of the Company, as amended, the Bylaws of the Company, and corporate proceedings of the Company as reflected in minutes of meetings of the shareholders and the Board of Direc-tors of the Company.

	Based upon our examination of the foregoing papers and docu-ments, together with the examination of such other papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

	Shares of the Common Stock of the Company purchasable upon the exercise of any option granted under the Plan will, upon issuance by the Company in accordance with the terms of the respective agreements under which such options may be granted, be duly and validly issued, and will be fully paid and nonassessable, whether such shares shall theretofore have been authorized but unissued shares of the Common Stock of the Company or shares reacquired by the Company and held by it as treasury shares, provided that the purchase price under each such agreement shall be at least equal to the par value of the shares issued thereunder.

	We consent to the use of this opinion in connection with the Registration Statement on Form S-8 and the Prospectus constituting a part thereof filed by the Company with the Securities and Ex-change Commission for the registration under the Securities Act of

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United Heritage Corporation
September 28, 1998
Page 2

1933, as amended, of 2,000,000 shares of the Common Stock of the Company and an undetermined number of additional shares as may become issuable thereunder as required by the anti-dilution provi-sions of the Plan.

                                              Very truly yours,

                                              TRACY & HOLLAND, L.L.P.

                                              By:     Lewis D. Schwartz, P.C.,
                                                      Partner


                                              By:/s/ Lewis D. Schwartz
                                                 ______________________
                                                     Lewis D. Schwartz,
                                                     President